EXHIBIT 99.1

Dot VN, Inc. Names Director of Communications and Business Development Louisa T. Huynh

SAN DIEGO – July 21, 2009, Dot VN, Inc., (www.dotVN.com), (OTCBB: DTVI), an Internet and Telecommunications Company and the exclusive online global domain name registrar and provider of Parking Page Marketing/Advertising for the Country of Vietnam, announced today that it has hired Louisa T. Huynh as the Director of Communications and Business Development. Huynh will be responsible for managing communications, including all internal and external Vietnamese communications, as well as managing public relations in Vietnam, assisting in the development of the Company’s communication strategies and developing marketing and sales campaigns that appeal to the Vietnamese market.

“Ms. Huynh is a highly respected and recognized journalist in Vietnam,” said Thomas Johnson, Chief Executive Officer of Dot VN, Inc. “While located in the U.S., she will assist in building the Company’s image and communications program. We are very happy to have her on Dot VN’s team.”

Huynh began as a journalist in the VTVNews department of Vietnam Television’s International Channel, VTV4. While at VTV4, Huynh hosted the first talk show ever to be aired on Vietnamese television conducted entirely in English. On Talk Vietnam, Huynh interviewed guests of a wide variety, including diplomats, Nobel Laureates, business development executives and international superstars. Her program reached audiences in five continents.

Huynh also served as a consultant for the Vietnam Chamber of Commerce and Industry (VCCI), consulting in matters related to the preparation of the 2006 APEC Summit in Hanoi, Vietnam. As a consultant, Huynh reviewed press releases and literature written for the event in addition to taking on duties as emcee for the 2006 “Doing Business with Vietnam” Forum.

Huynh has accumulated an expansive portfolio of emcee work.  Some events in which she has hosted include a discussion with Bill Gates, the 2006 APEC CEO Summit, 2006 Discussion with President Bill Clinton and the 100 ASEAN Leadership Forum.

Huynh graduated with a degree in Journalism from New York University.

About the Company:
Dot VN, Inc. (www.DotVN.com) provides Internet and Telecommunication services for Vietnam.  Vietnam Internet Network Information Center ("VNNIC") awarded the Company an "exclusive long term contract" to be the first registrar to market and register its country code Top Level Domain ("ccTLD") of .VN (Vietnam) and Parking Page Marketing via the Internet.  Dot VN has established agreements with international ISPs (Internet service providers) along with over 100 top international domain resellers and over 90 Vietnamese domain resellers to commercialize ..VN.  Also, the Company is currently developing initiatives to offer Internet Data Center services and Wireless applications.

Forward-Looking Statements:
Statements in this press release may be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to Dot VN or its management, identify forward-looking statements.  These statements are based on current expectations, estimates and projections about Dot VN’s business based, in part, on assumptions made by management.  These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict.  Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in Dot VN’s filings with the Securities and Exchange Commission.  Factors that could materially affect these forward-looking statements and/or predictions include, among other things: (i) our limited operating history; (ii) our ability to pay down existing debt; (iii) unforeseen costs and expenses; (iv) potential litigation with our shareholders, creditors and/or former or current investors; (v) Dot VN’s ability to comply with federal, state and local government regulations in the US and foreign countries; (vi) Dot VN’s ability to maintain current agreements with the government of Vietnam and enter into additional agreements with the government of Vietnam; and (vii) other factors over which we have little or no control.  In addition, such statements could be affected by risks and uncertainties related to product demand, market and customer acceptance, competition, pricing and development difficulties, as well as general industry and market conditions and growth rates and general economic conditions.  Any forward-looking statements speak only as of the date on which they are made, and Dot VN does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.  Information on Dot VN’s website does not constitute a part of this release.

For more information, contact:
    Thomas M. Johnson, Chairman and CEO
    Dot VN, Inc.
    Phone: 858-571-2007 x14
    Email: Inquiries@DotVN.com
    Website: www.DotVN.com
    Register your .VN domains at:  www.VN

    Investor Relations:
    Investor Awareness, Inc.
    Tony Schor or Lindsay Kenoe, 847-945-2222
    Website: www.InvestorAwareness.com

    Media Contact:
    North Shore Public Relations, Inc.
    Renae Placinski, 847-945-4505
    Renae@NorthShorePR.com
    Website: www.NorthShorePR.com